Exhibit 3.26

BY-LAWS

OF

REVLON INTERNATIONAL CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.     Registered Office.     The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.     Other Offices.     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may front time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.     Place of Meetings.     Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

As of December 31, 1992

Section 2.     Annual Meetings.     The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3.     Special Meetings.     Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Board of Directors, (ii) the Chairman of the Board of Directors, if there be one, or (iii) the President. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4.     Quorum.     Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of the meeting or the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5.     Voting.     Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. The vote on any other question need not be by written ballot, however, the Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting on any such other question shall be cast by written ballot.

Section 6.     Organization and Order of Business.     At every meeting of stockholders, the Chairman of the Board of Directors, if there be one, or, such person’s absence, the President or, in the absence of both of them, such person as shall have been designated by the Board of Directors or, if none, by the Chairman of the Board of Directors, if there be one, or if none, by the President, shall act as Chairman of the meeting. The Secretary or, in such person’s absence, an Assistant Secretary, shall act as Secretary of the meeting. The Chairman of the meeting shall have the sole authority to prescribe the agenda and rules of order for the conduct of any annual or special meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise provided by law. In case none of the officers above designated to act as Secretary of the meeting shall be present, the Chairman of the meeting or Secretary of the meeting shall be appointed by vote of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy.

Section 7.     Consent of Stockholders in Lieu of Meeting.     Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under the General Corporation Law if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of stockholders, that written consent and written notice has been given as provided in this Section 7.

Section 8.     List of Stockholders Entitled to Vote.     The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. Upon the wilful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

Section 9.     Stock Ledger.     The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10.     Inspectors of Election.     At all elections of directors or in any other case in which inspectors may act, one or more inspectors of election may be appointed either by the Board of Directors, by the Chairman of the meeting or in such other manner as may be required by law, but the appointment of such inspectors shall not be required unless expressly required by law or demanded by any stockholder or proxy present at the meeting and entitled to vote. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, if appointed, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS

Section 1.     Number and Election of Directors.     The Board of Directors shall consist of not less than three members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of

Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders.

Section 2.     Vacancies.     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, except that any vacancy resulting from the death, resignation, removal or disqualification of a director elected by the holders of any class or classes of the stock of the Corporation voting as a class, or from an increase in the number of directors which such holders are entitled to elect, may be filled by the affirmative vote of a majority of the directors elected by such class or classes, or by a sole remaining director so elected, and the directors so chosen shall hold office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.     Duties and Powers.     The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such, lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4.     Organization.      At each meeting of the Board of Directors, the Chairman of the Board of Directors, if there be one, or, in such person’s absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall he absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

Section 5.     Resignations and Removals of Directors.     Any director of the Corporation may resign at any time, by giving written notice to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote in the election of directors.

Section 6.     Meetings.    The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, or a majority of directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone, telecopy or telegram on twenty-four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 7.     First Meeting.     The Board of Directors may meet, without notice of such meeting, for the purpose of organization, the election of officers and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after each annual election of directors is held. Such first meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a waiver of notice thereof.

Section 8.     Quorum and Manner of Acting.     Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.       Consent in Lieu of Meeting.     Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10.     Meetings by Means of Conference Telephone.     Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 11.     Compensation.     The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other emoluments, as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Each director who shall serve as a member or Chairman of special or standing committee may be allowed like compensation for attending committee meetings.

Section 12.     Interested Directors.     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

Section 1.     How Constituted and Powers.     The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation except as otherwise provided in these By-laws. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Each committee, to the extent allowed by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as provided in the resolution establishing such committee.

Section 2.     Executive Committee.     The Board of Directors may designate an Executive Committee, to consist of not less than three members of the Board of Directors, which shall have and may exercise, to the extent permitted by law and the Certificate of Incorporation, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including, unless otherwise specified by a resolution or resolutions of the Board of Directors, the power and authority to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.

Section 3.     Organization.     The Board of Directors or each such committee may choose its Chairman and Secretary, and shall keep and record all its acts and proceedings and report the same from time to time to the Board of Directors.

Section 4.     Meetings.     Regular meetings of any such committee, of which no notice shall be necessary, shall be held at such times and in such places as shall be fixed by the committee or by the Board of Directors. Special meetings of any such committee shall be held at the request of any member of the committee.

Section 5.     Quorum and Manner of Acting.     A majority of the members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

Section 6.     General.     The Board of Directors shall have the power at any time to change the members of, fill vacancies in, and discharge or disband any such committee, either with or without cause.

ARTICLE V

OFFICERS

Section 1.     Officers.     The Board of Directors may elect a Chairman of the Board of Directors, and shall elect a President, one or more Vice Presidents, a Treasurer, a Controller and a Secretary. The Board of Directors may designate one or more Vice Presidents as Senior Executive Vice Presidents, Executive Vice Presidents or Senior Vice Presidents, and may use such other descriptive words as it may determine to designate the seniority or areas of special competence or responsibility of the officers. Any two or more offices may be held by the same person.

Section 2.     Election, Term of Office and Qualifications.     Such officers shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year, and at such other time or times as the Board of Directors may determine. Each such officer shall hold office until such officer’s successor shall have been duly chosen and shall qualify, or until such officer’s death, resignation or removal in the manner hereinafter provided. The Chairman of the Board of Directors, if there be one, shall be chosen from among the directors, but no other officer need be a director. Each officer shall have such functions or duties as are provided in these By-Laws, or as the Board of Directors may from time to time determine.

Section 3.     Subordinate Officers.     The Board of Directors may from time to time elect such other officers or assistant officers as it may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws, or as the Board of Directors may from time to time determine.

Section 4.     Removal.     Any officer may be removed, either with or without cause, by the Board of Directors, and any subordinate officer also may be re-moved in such other manner as may be specified by the Board of Directors in the resolution or resolutions electing such subordinate officer. Any officer may be suspended by the President either with or without cause, pending the next meeting of the Board of Directors.

Section 5.     Resignations.     Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, if there be one, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.     Vacancies.     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for the regular election to that office.

Section 7.     Compensation.     Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors or any duly authorized committee of directors and shall be so fixed by the Board of Directors or such committee as to any officer serving the Corporation as a director. No officer shall be prevented from receiving proper compensation for such officer’s services by reason of the fact that such officer is also a director of the Corporation.

Section 8.     Chairman of the Board of Directors.     The Chairman of the Board of Directors, if there be one, shall possess the same power as the President to sign certificates for stock of the Corporation and enter into and execute in the name of the Corporation deeds, mortgages, bonds, guarantees, contracts and other instruments, except in cases where the making and execution thereof shall be expressly restricted or delegated by the Board of Directors or by a duly authorized committee of directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be made or executed. In general, the Chairman of the Board of Directors shall have all authority incident to the office of Chairman of the Board of Directors and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors.

Section 9.     President.     The President shall be the chief executive officer of the Corporation and shall have general supervision of the business, affairs and property of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. The President also shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and any duly authorized committee of directors, shall have general supervision of the operations of the Corporation. The President may, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. The President may enter into and execute in the name of the Corporation deeds, mortgages, bonds, guarantees, contracts and other instruments, except in cases where the making and execution thereof shall be expressly restricted or delegated by the Board of Directors or by a duly authorized committee of directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be made or executed. The President, with the Chairman of the Board of Directors, if there be one, shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof in accordance with Section 7 of this Article V, and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. In general, the President shall have all authority incident to the office of President, chief executive officer and chief operating officer and shall have such other authority and perform such their duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors.

Section 10.     Vice Presidents.     The Vice Presidents shall have supervision over the operations of the Corporation within their respective areas of special competence or responsibility and in accordance with policies, procedures and practices in effect from time to time, subject, however, to the control of the Board of Directors, any duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President and any other officer to whom they report. They shall, within such areas (in the order of their designation, or in the absence of such designation, in the order of their seniority based on title or, in the case of officers of equal title, in order of their tenure), at the request or in the absence or disability of the Chairman of the Board of Directors, if there be one, perform the duties and exercise the powers of such officer, and at the request or in the absence or disability of the President, perform the duties and exercise the powers of such officer. They may, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. They may enter into and execute in the name of the Corporation deeds, mortgages, guarantees, bonds, contracts and other instruments, except in cases where the making and execution thereof shall be expressly restricted or otherwise delegated by these By-Laws or by the Board of Directors, a duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President or any other officer to whom they report, or shall be required by law otherwise to be made or executed. In general, they shall have all authority incident to their respective offices and shall have such other authority and perform such other duties as may from time to time be assigned to them by the Board of Directors, and duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President or any other officer to whom they report.

Section 11.     Treasurer.     The Treasurer shall, if required by the Board of Directors, the Chairman of the Board of Directors, if there be one, the President or any other officer to whom the Treasurer reports, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. The Treasurer shall have custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these By-Laws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of Section 3 of Article VI of these By-Laws and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as the Treasurer may determine to be necessary or desirable with respect to any and all financial transactions of the Corporation from the officers and agents transacting the same; render to the Board of Directors, any duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President or any officer to whom the Treasurer reports, whenever they or any of them, respectively, shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all transactions of the Treasurer; exhibit at all reasonable times the books of accounts and other records provided for herein to any of the directors of the Corporation; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President or any other officer to whom the Treasurer reports, and may sign with the Chairman of the Board of Directors, if there be one, the President or any Vice President, certificates for stock of the Corporation.

Section 12.     Controller.     The Controller shall be responsible for preparing and maintaining reasonable and adequate books of account and other accounting records of the assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting principles and procedures, shall see that reasonable and adequate audits thereof are regularly made and that reasonable and adequate systems of financial control are maintained, shall examine and certify the financial accounts of the Corporation, shall prepare and render such budgets and other financial reports as the Board of Directors, the Chairman of the Board of Directors,

if there be one, the President or any other officer to whom the Controller reports may require, and shall, in general, have all authority incident to the office of Controller and such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President or any other officer to whom the Controller reports.

Section 13.     Secretary.     The Secretary shall act as Secretary of all meetings of the stockholders and of the Board of Directors of the Corporation; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of stockholders and of the Board of Directors are duly given; may, with the Chairman of the Board of Directors, if there be one, the President or any Vice President, sign certificates for stock of the Corporation; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the

Corporation is duly authorized in accordance with the provisions of these By-Laws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President or any other officer to whom the Secretary reports.

Section 14.     Duties of Assistant Treasurers, Assistant Secretaries and Other Subordinate Officers.     The Assistant Treasurers shall, respectively, if required by the Board of Directors, the Chairman of the Board of Directors, if there be one, the President or any other officer to whom they report give bonds for the faithful discharge of their duties in such sums and with such sureties as may be so required. Assistant Treasurers and Assistant Secretaries may, with the Chairman of the Board of Directors, if there be one, the President or any Vice

President, sign certificates for stock of the Corporation. Subordinate officers shall have all authority incident to their respective offices and such other authority and perform such other duties as shall be assigned to them by the Board of Directors, any duly authorized committee of directors, the Chairman of the Board of Directors, if there be one, the President or the officers to whom they report.

Section 15.     Appointed Officers.     The Chairman of the Board of Directors, if there be one, and the President may appoint or cause to be appointed, in accordance with the policies and procedures established by them, such Presidents, Vice Presidents and other officers of the Divisions, Groups and Staffs of the Corporation as they shall determine to be necessary or desirable in furtherance of the business and affairs of such Divisions, Groups and Staffs, may designate such Vice Presidents as Senior Executive Vice Presidents, Executive Vice Presidents or Senior Vice Presidents, and may use such other descriptive words as they may determine to designate the seniority or areas of special competence or responsibility of the officers appointed in accordance with this Section 15. Officers appointed in accordance with this Section 15 shall not be deemed to be officers as elsewhere referred to in this Article V but as between themselves and the Corporation shall have such authority and perform such duties in the management and operations of the Divisions, Groups and Staffs of the Corporation of which they are appointed officers as the officer appointing them and the persons to whom they report may from time to time determine. Such officers shall have the authority as between themselves and third parties to bind the Corporation solely to the extent of their apparent authority based upon their titles and solely in relation to the business affairs of the Divisions, Groups and Staffs of which they are appointed officers.

ARTICLE VI

CONTRACTS, VOTING OF STOCK HELD,

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1.     Execution of Contracts.     The Board of Directors or any duly authorized committee of directors, except as by these By-Laws otherwise required, may authorize any officer other than or in addition to the officers authorized by Article V of these By-Laws, and any employee or agent or agents, in the name and on behalf of the Corporation, to enter into and execute any deed, mortgage, bond, guarantee, contract or other instrument, and any such authority may be general or may be confined to specific instances or otherwise limited.

Section 2.     Loans and Loan Guarantees.     Any officer, employee or agent of the Corporation thereunder authorized by the Board of Directors or by any duly authorized committee of directors may effect in the name and on behalf of the Corporation, loans or advances from, or guarantees of loans or advances to, any bank, trust company or other institution or any firm, corporation or individual, and for such loans and advances or guarantees may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness or guaranty of the Corporation, and may pledge or hypothecate or transfer any securities or other property of the Corporation as security for any such loans, advances or guarantees. Such authority conferred by the Board of Directors or any duly authorized committee of directors may be general or may be confined to specific instances or otherwise limited.

Section 3.     Voting of Stock Held.     The President and, unless otherwise provided by resolution of the Board of Directors or directed by the President, the Secretary may from time to time personally or by an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of the stock or securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or consent in writing to any action by any such other corporation, and may instruct any person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as the Secretary may deem necessary or proper in the premises; or may attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

Section 4.     Checks, Drafts, etc.     All checks, drafts and other orders for payment of money out of the funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation by the Treasurer or an Assistant Treasurer or by any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board of Directors or any duly authorized committee of directors or by any officer, employee or agent of the Corporation to whom the power of delegation may from time to time be granted by the Board of Directors or any duly authorized committee of directors.

Section 5.     Deposits.     The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any duly authorized committee of directors may from time to time select, or as may be selected by any officer, employee or agent of the Corporation to whom such power may from time to time be delegated by these By-Laws, the Board of Directors or any duly authorized committee of directors.

ARTICLE VII

STOCK AND DIVIDENDS

Section 1.     Form of Certificates.     Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, if there be one, the President or one of the Vice Presidents and (ii) by

the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.     Signatures.     Where a certificate is countersigned by (i) a transfer agent or (ii) a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, unless otherwise ordered by the Board of Directors, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.     Lost, Destroyed, Stolen or Mutilated Certificates.     The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit or such other proof satisfactory to the Board of Directors of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.     Transfers.     Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent or. assistant transfer agent of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement in order to comply with applicable laws governing escheat or disposition of abandoned or unclaimed property. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent or assistant transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its stockholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.     Transfer and Registry Agents.     The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 6.     Record Date.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be mere than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.     Beneficial Owners.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 8.     Dividends.     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 9.     Limitations on Transfer.     A written restriction on the transfer or registration of transfer of a security of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing the security or, in the case of uncertificated shares, contained in the notice sent pursuant to Section 151(f) of the General Corporation Law may be enforced against the holder of the restricted security or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the security or, in the case of uncertificated shares, contained in the notice sent pursuant to Section 151(f) of the General Corporation Law, a restriction, even though permitted by Section 202 of the General Corporation Law, is ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of securities of a corporation may be imposed either by the Certificate of Incorporation or by these By-laws or by an agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

ARTICLE VIII

NOTICES

Section 1.     Notices.     Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

Section 2.     Waivers of Notice.     Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present by person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

ARTICLE IX

BOOKS

Section 1.     Books.     The Corporation shall keep in accordance with applicable law correct and adequate books and records of account and minutes of proceedings of the stockholders, the Board of Directors and any committees of the Board of Directors. The Corporation shall keep in accordance with applicable law at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

Section 2.     Form of Books.     Any books maintained by the Corporation, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, electronic data storage, computer discs, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 3.     Inspection of Books.     The Board of Directors and, unless otherwise specified by the Board of Directors, the President shall, subject to applicable law, have the sole power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and, except as specifically conferred by law, no stockholder shall have any right to inspect any account, book, record or document of the Corporation, unless and until authorized so to do by the Board of Directors or, unless otherwise specified by the Board of Directors, by order of the President.

ARTICLE X

INDEMNIFICATION

Section 1.     Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.     Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.     Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.     Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.     Authorization of Indemnification.     Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.     Good Faith Defined.     For purposes of any determination under Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other entity or enterprise of which such person is or was-serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.

Section 5.     Indemnification by a Court.     Notwithstanding any contrary determination in the specific case under Section 3 of this Article X, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.     Expenses Payable in Advance.     Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X.

Section 7.     Nonexclusivity of Indemnification and Advancement of Expenses.     The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article X but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.     Insurance.     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability, asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

Section 9.     Certain Definitions.     For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

Section 10.     Survival of Indemnification and Advancement of Expenses.     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.     Limitation on Indemnification.     Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.     Indemnification of Employees and Agents.     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation.

ARTICLE XI

AMENDMENT OF BY-LAWS

Section 1.     Amendment of By-Laws.     These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2.     Entire Board of Directors.     As used in this Article XI and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE XII

GENERAL PROVISIONS

Section 1.     Seal.     The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation, the year of its incorporation and, the word “Delaware.”

Section 2.     Fiscal Year.     The fiscal year of the Corporation shall be determined and may be changed by resolution of the Board of Directors, and unless and until otherwise so determined, shall be the calendar year.

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